                                                                    EXHIBIT 99.1


                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Kaneb Pipe Line Company LLC:


We have audited the accompanying consolidated balance sheet of Kaneb Pipe Line Company LLC (formerly Kaneb Pipe Line Company) and subsidiaries (the Company) as of December 31, 2001. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of the Company as of December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


                                               KPMG LLP

Dallas, Texas
February 11, 2002

                           KANEB PIPE LINE COMPANY LLC
                                AND SUBSIDIARIES

                           Consolidated Balance Sheet

                                December 31, 2001


                                               ASSETS
Current assets:
     Cash and cash equivalents                                                           $   8,635,000
     Accounts receivable                                                                    32,890,000
     Inventories                                                                             8,402,000
     Prepaid expenses and other                                                              2,777,000
                                                                                         -------------
                 Total current assets                                                       52,704,000
                                                                                         -------------
Receivable from affiliates, net                                                              7,214,000
Property and equipment                                                                     639,291,000
Less accumulated depreciation                                                              157,895,000
                                                                                         -------------
Net property and equipment                                                                 481,396,000
Investment in affiliates                                                                    22,252,000
Excess of cost over fair value of net assets of acquired businesses and other assets        12,726,000
                                                                                         -------------
                                                                                         $ 576,292,000
                                                                                         =============
                                   LIABILITIES AND MEMBER'S EQUITY
Current liabilities:
     Accounts payable                                                                    $  14,877,000
     Accrued expenses                                                                       18,125,000
     Accrued distributions payable                                                          11,392,000
     Deferred terminaling fees                                                               6,515,000
                                                                                         -------------
                 Total current liabilities                                                  50,909,000
                                                                                         -------------
Long-term debt                                                                             268,177,000
Deferred income taxes and other liabilities                                                 19,416,000
Interest of outside noncontrolling partners in KPP                                         168,219,000
Commitments and contingencies
Member's equity:
     Member's investment                                                                    70,067,000
     Accumulated other comprehensive income (loss) - foreign currency
        translation adjustment                                                                (496,000)
                                                                                         -------------
                 Total stockholder's equity                                                 69,571,000
                                                                                         -------------
                                                                                         $ 576,292,000
                                                                                         =============

                           KANEB PIPE LINE COMPANY LLC
                                AND SUBSIDIARIES

                       Notes to Consolidated Balance Sheet

                                December 31, 2001

(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Kaneb Pipe Line Company LLC (the Company) is a wholly owned subsidiary of Kaneb Services LLC (KSL). Prior to June 29, 2001, the Company was wholly owned by Kaneb Services, Inc. (Kaneb). On November 27, 2000, the Board of Directors of Kaneb authorized the distribution of its Pipeline, Terminaling and Product Marketing businesses (the Distribution) to its stockholders. On June 29, 2001, the Distribution was completed, with each shareholder of Kaneb receiving one common share of KSL for each three shares of Kaneb's common stock held on June 20, 2001, the record date for the Distribution, resulting in the distribution of 10.85 million shares of KSL. Effective June 29, 2001, the Company became a limited liability company, with its income, for federal and state purposes, taxed at the Member's level instead of the Company paying such taxes (see note 3).

       The following significant accounting policies are followed by the Company in the preparation of the consolidated balance sheet.

       (a)    PRINCIPLES OF CONSOLIDATION

              The consolidated balance sheet includes the accounts of the Company and its subsidiaries and Kaneb Pipe Line Partners, L.P.
              (KPP). The Company controls the operations of KPP through its 2% general partner interest and a 25% limited partner interest at December 31, 2001. All significant intercompany transactions and balances are eliminated in consolidation.

              KPP owns and operates a refined petroleum products pipeline business and a petroleum products and specialty liquids storage and terminaling business. KPP's business of terminaling petroleum products and specialty liquids is conducted under the name ST Services. KPP operates its businesses through Kaneb Pipe Line Operating Partnership, L.P. (KPOP), a limited partnership in which KPP holds a 99% interest as limited partner. The Company's products marketing business provides wholesale motor fuel marketing services in the Great Lakes and Rocky Mountain regions.

       (b)    CASH AND CASH EQUIVALENTS

              The Company's policy is to invest cash in highly liquid investments with original maturities of three months or less. Accordingly, uninvested cash balances are kept at minimum levels. Such investments are valued at cost, which approximates market, and are classified as cash equivalents.

       (c)    INVENTORIES

              Inventories consist primarily of petroleum products purchased for resale in the products marketing business and are valued at the lower of cost or market. Cost is determined using the weighted average cost method.

                                                                     (Continued)

                           KANEB PIPE LINE COMPANY LLC
                                AND SUBSIDIARIES

                       Notes to Consolidated Balance Sheet

                                December 31, 2001

       (d)    PROPERTY AND EQUIPMENT

              Property and equipment are carried at historical cost. Additions of new equipment and major renewals and replacements of existing equipment are capitalized. Repairs and minor replacements that do not materially increase values or extend useful lives are expensed. Depreciation of property and equipment is provided on a straight-line basis at rates based upon expected useful lives of various classes of assets. The rates used for pipeline and certain storage facilities, which are subject to regulation, are the same as those which have been promulgated by the Federal Energy Regulatory Commission.

              The carrying value of KPP's property and equipment is periodically evaluated using undiscounted future cash flows as the basis for determining if impairment exists under the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. To the extent impairment is indicated to exist, an impairment loss will be recognized by KPP under SFAS No. 121 based on fair value.

       (e)    REVENUE AND INCOME RECOGNITION

              Pipeline transportation revenues are recognized as services are provided. Storage fees are billed one month in advance and are reported as deferred income. Revenue is recognized in the month services are provided. Revenues from the products marketing business are recognized when product is sold and title and risk pass to the customer.

       (f)    SALES OF SECURITIES BY SUBSIDIARIES

              The Company recognizes gains and losses in the statements of income resulting from subsidiary sales of additional equity interest, including KPP limited partnership units, to unrelated parties.

       (g)    FOREIGN CURRENCY TRANSLATION

              The Company translates the balance sheet of KPP's foreign subsidiary using year end exchange rates. The gains and losses resulting from the change in exchange rates from year to year have been reported separately as a component of accumulated other comprehensive loss in Member's equity.

       (h)    EXCESS OF COST OVER FAIR VALUE OF NET ASSETS OF ACQUIRED
              BUSINESSES

              The excess of the cost over the fair value of net assets of acquired businesses is being amortized on a straight-line basis over periods ranging from 20 to 40 years. Accumulated amortization was $0.2 million at December 31, 2001.

              The Company periodically evaluates the propriety of the carrying amount of the excess of cost over fair value of net assets of acquired business, as well as the amortization period, to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of the amortization period. The Company believes that no such impairment has occurred and that no reduction in the amortization period is warranted.

                                                                     (Continued)

                           KANEB PIPE LINE COMPANY LLC
                                AND SUBSIDIARIES

                       Notes to Consolidated Balance Sheet

                                December 31, 2001

       (i)    ENVIRONMENTAL MATTERS

              KPP environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the costs can be reasonably estimated. Generally, the timing of these accruals coincides with the completion of a feasibility study or KPP's commitment to a formal plan of action.

       (j)    KPP CASH DISTRIBUTIONS

              KPP makes quarterly distributions of 100% of its available cash, as defined in its partnership agreement, to holders of limited partnership units and the Company. Available cash consists generally of all the cash receipts of KPP plus the beginning cash balance less all of its cash disbursements and reserves. The assets, other than available cash, cannot be distributed without a majority vote of the nonaffiliate unitholders.

       (k)    DERIVATIVE INSTRUMENTS

              Effective January 1, 2001, the Company adopted the provisions of SFAS No. 133, Accounting For Derivative Instruments and Hedging Activities, which establishes the accounting and reporting standards for such activities. Under SFAS No. 133, companies must recognize all derivative instruments on its balance sheet at fair value. Changes in the value of derivative instruments, which are considered hedges, are offset against the change in fair value of the hedged item through earnings, or recognized in other comprehensive income until the hedged item is recognized in earnings, depending on the nature of the hedge. SFAS No. 133 requires that unrealized gains and losses on derivatives not qualifying for hedge accounting be recognized currently in earnings. On January 1, 2001, the Company was not a party to any derivative contracts, accordingly, initial adoption of SFAS No. 133 at that date did not have any effect on the Company's result of operations or financial position.

       (l)    USE OF ESTIMATES

              The preparation of the Company's consolidated balance sheet, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated balance sheet. Actual amounts could differ from those estimates.

       (m)    RECENT ACCOUNTING PRONOUNCEMENTS

              In July of 2001, the Financial Accounting Standards Board (the
              FASB) issued SFAS No. 141, Business Combinations, which requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase method of accounting. SFAS No. 141 also specifies the criteria for recording intangible assets other than goodwill in a business combination. The Company is currently assessing the impact of SFAS No. 141 on its financial statements.

                                                                     (Continued)

                           KANEB PIPE LINE COMPANY LLC
                                AND SUBSIDIARIES

                       Notes to Consolidated Balance Sheet

                                December 31, 2001



              Additionally, in July of 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets, which requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. The Company is currently assessing the impact of SFAS No. 142, which must be adopted in the first quarter of 2002.

              Also, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which establishes requirements for the removal-type costs associated with asset retirements. The Company is currently assessing the impact of SFAS No. 143, which must be adopted in the first quarter of 2003.

              On October 3, 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144, which supercedes SFAS No. 121, is effective for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years with earlier application encouraged. The Company is currently assessing the impact of SFAS No. 144 on its financial statements.

(2)    ACQUISITION

       On January 3, 2001, KPP, through a wholly owned subsidiary, acquired Shore Terminals LLC (Shore) for $107 million in cash and 1,975,090 KPP units. Financing for the cash portion of the purchase price was supplied under KPP's $275 million unsecured revolving credit agreement with a group of banks (see note 5). The acquisition was accounted for using the purchase method of accounting.

(3)    INCOME TAXES

       Prior to June 29, 2001, the Company participated with Kaneb in filing a consolidated federal income tax return. For such periods, the federal tax provision reported represents the estimated tax provision for the Company as if it had filed on a separate return basis. Effective on June 29, 2001, the Company became a pass-through entity with its income, for federal and state purposes, taxed at the Member's level instead of the Company paying such taxes. As a result of the change in tax status of the Company, all deferred income tax assets and liabilities relating to temporary differences were eliminated.

       Certain KPP terminaling operations are conducted through separate taxable wholly owned corporate subsidiaries. KPP has recorded a deferred tax liability of $6.1 million as of December 31, 2001 which is associated with these subsidiaries.

                                                                     (Continued)

                           KANEB PIPE LINE COMPANY LLC
                                AND SUBSIDIARIES

                       Notes to Consolidated Balance Sheet

                                December 31, 2001




(4)    PROPERTY AND EQUIPMENT

       The cost of property and equipment as of December 31, 2001 is summarized as follows:


                                                ESTIMATED
                                                  USEFUL
                                               LIFE (YEARS)
                                               ------------

Land                                                   --            $ 43,005,000
Buildings                                              35              10,849,000
Furniture and fixtures                                 16               4,092,000
Transportation equipment                                6               5,092,000
Machinery and equipment                               20-40            32,750,000
Pipeline and terminaling equipment                    20-40           534,292,000
Construction work-in-progress                          --               9,211,000
                                                                     ------------
              Total property and equipment                            639,291,000
Less accumulated depreciation                                         157,895,000
                                                                     ------------
              Net property and equipment                             $481,396,000
                                                                     ============

(5)   LONG-TERM DEBT

      Long-term debt as of December 31, 2001 is summarized as follows:


KPP Term loan, due in December 2003                                  $ 23,724,000
KPP $275 million revolving credit facility, due in December 2003      238,900,000
Revolving credit facility of subsidiary, due in March 2003              5,553,000
                                                                     ------------
              Total long-term debt                                   $268,177,000
                                                                     ============

       In December 2000, KPP entered into a credit agreement with a group of banks that provides for a $275 million unsecured revolving credit facility through December 2003. The credit facility, which is without recourse to the Company, bears interest at variable interest rates and has a variable commitment fee on the unutilized amounts. The credit facility contains certain financial and operational covenants, including certain limitations on investments, sales of assets, and transactions with affiliates. Absent an event of default, such covenants do not restrict distributions to KPP limited partner interests. In January 2001, proceeds from the facility were used to repay in full KPP's $128 million of mortgage notes and $15 million outstanding under its $25 million revolving credit facility. An additional $107 million was used to finance the cash portion of the January 2001 Shore acquisition. Under the provisions of the mortgage notes, KPP incurred $6.5 million in prepayment penalties which, net of income taxes and interest of outside noncontrolling partners in KPP's net income, was recognized as an extraordinary expense in 2001. At December 31, 2001, $238.9 million was drawn on the facility at an interest rate of 2.69%, which is due in December 2003.

                                                                     (Continued)

                           KANEB PIPE LINE COMPANY LLC
                                AND SUBSIDIARIES

                       Notes to Consolidated Balance Sheet

                                December 31, 2001

       In January 1999, KPP, through two wholly owned subsidiaries, entered into a credit agreement with a bank that provided for the issuance of $39.2 million in term loans in connection with the United Kingdom terminal acquisition and $5.0 million for general partnership purposes. $18.3 million of the term loans were repaid in July 1999 with the proceeds from a public unit offering. The remaining portion ($23.9 million), with a fixed rate of 7.25%, is due in December 2003. The term loans under the credit agreement, as amended, are unsecured and are pari passu with the $275 million revolving credit facility. The term loans, which are without recourse to the Company, also contain certain financial and operational covenants.

       The products marketing subsidiary has a credit agreement with a bank that, as amended, provides for a $20 million revolving credit facility through March 2003. The credit facility bears interest at variable rates, has a commitment fee of 0.25% per annum on unutilized amounts and contains certain financial and operational covenants. The credit facility, which is without recourse to the Company, is secured by essentially all of the tangible and intangible assets of the products marketing business, and by 500,000 KPP limited partnership units. At December 31, 2001, $5.6 million was drawn on the facility.

(6)    COMMITMENTS AND CONTINGENCIES

       The following is a schedule by years of future minimum lease payments under operating leases as of December 31, 2001:

Year ending December 31:
    2002                                 $    2,664,000
    2003                                      2,433,000
    2004                                      1,979,000
    2005                                      1,411,000
    2006                                      1,383,000
                                         --------------
              Total minimum lease
                payments                 $    9,870,000
                                         ==============

       The operations of KPP are subject to federal, state, and local laws and regulations in the United States and the United Kingdom relating to protection of the environment. Although KPP believes its operations are in general compliance with applicable environmental regulations, risks of additional costs and liabilities are inherent in pipeline and terminal operations, and there can be no assurance that significant costs and liabilities will not be incurred by KPP. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations, and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations of KPP, could result in substantial costs and liabilities to KPP. KPP has an undiscounted reserve for environmental claims in the amount of $13.5 million at December 31, 2001.

                                                                     (Continued)

                           KANEB PIPE LINE COMPANY LLC
                                AND SUBSIDIARIES

                       Notes to Consolidated Balance Sheet

                                December 31, 2001

       In December 1995, KPP acquired the liquids terminaling assets of Steuart Petroleum Company and certain of its affiliates. The asset purchase agreement includes a provision for an earn-out payment which, if incurred, would be recorded as additional purchase price, based upon revenues of one of the terminals exceeding a specified amount for a seven-year period ending in December 2002. No amounts were payable under the earn-out provision in 2001.

       The asset purchase agreement entered into by a subsidiary of the Company in connection with the 1998 acquisition of its product marketing business includes a provision for an earn-out based on annual operating results of the acquired business for a five-year period ending March 2003. No amounts were payable under the earn-out provision in 2001.

       Certain subsidiaries of KPP were sued in a Texas state court in 1997 by Grace Energy Corporation (Grace), the entity from which KPP's subsidiaries acquired ST Services in 1993. The lawsuit involves environmental response and remediation costs allegedly resulting from jet fuel leaks in the early 1970's from a pipeline. The pipeline, which connected a former Grace terminal with Otis Air Force Base in Massachusetts (the Otis pipeline or the pipeline), ceased operations in 1973 and was abandoned not later than 1976, when the connecting terminal was sold to an unrelated entity. Grace alleged that subsidiaries of KPP acquired the abandoned pipeline, as part of the acquisition of ST Services in 1993 and assumed responsibility for environmental damages allegedly caused by the jet fuel leaks. Grace sought a ruling from the Texas court that these subsidiaries are responsible for all liabilities, including all present and future remediation expenses, associated with these leaks and that Grace has no obligation to indemnify these subsidiaries for these expenses. In the lawsuit, Grace also sought indemnification for expenses of approximately $3.5 million that it incurred since 1996 for response and remediation required by the State of Massachusetts and for additional expenses that it expects to incur in the future. The consistent position of KPP's subsidiaries has been that they did not acquire the abandoned pipeline as part of the 1993 ST Services transaction and, therefore, did not assume any responsibility for the environmental damage nor any liability to Grace for the pipeline.

       At the end of the trial, the jury returned a verdict including findings that (1) Grace had breached a provision of the 1993 acquisition agreement by failing to disclose matters related to the pipeline, and (2) the pipeline was abandoned before 1978 - 15 years before KPP's subsidiaries acquired ST Services. On August 30, 2000, the Judge entered final judgment in the case that Grace take nothing from the subsidiaries on its claims seeking recovery of remediation costs. Although KPP's subsidiaries have not incurred any expenses in connection with the remediation, the court also ruled, in effect, that the subsidiaries would not be entitled to indemnification from Grace if any such expenses were incurred in the future. Moreover, the Judge let stand a prior summary judgment ruling that the pipeline was an asset acquired by KPP's subsidiaries as part of the 1993 ST Services transaction and that any liabilities associated with the pipeline would have become liabilities of the subsidiaries. Based on that ruling, the Massachusetts Department of Environmental Protection and Samson Hydrocarbons Company (successor


                                       9
                                                                     (Continued)

                           KANEB PIPE LINE COMPANY LLC
                                AND SUBSIDIARIES

                       Notes to Consolidated Balance Sheet

                                December 31, 2001



       to Grace Petroleum Company) wrote letters to ST Services alleging its responsibility for the remediation, and ST Services responded denying any liability in connection with this matter. The Judge also awarded attorney fees to Grace of more than $1.5 million. Both KPP's subsidiaries and Grace have appealed the trial court's final judgment to the Texas Court of Appeals in Dallas. In particular, the subsidiaries have filed an appeal of the judgment finding that the Otis pipeline and any liabilities associated with the pipeline were transferred to them as well as the award of attorney fees to Grace.

       On April 2, 2001, Grace filed a petition in bankruptcy, which created an automatic stay against actions against Grace. This automatic stay covers the appeal of the Dallas litigation, and the Texas Court of Appeals has issued an order staying all proceedings of the appeal because of the bankruptcy. Once that stay is lifted, KPP's subsidiaries that are party to the lawsuit intend to resume vigorous prosecution of the appeal.

       The Otis Air Force Base is a part of the Massachusetts Military Reservation (MMR Site), which has been declared a Superfund Site pursuant to CERCLA. The MMR Site contains nine groundwater contamination plumes, two of which are allegedly associated with the Otis pipeline, and various other waste management areas of concern, such as landfills. The United States Department of Defense and the United States Coast Guard, pursuant to a Federal Facilities Agreement, have been responding to the Government remediation demand for most of the contamination problems at the MMR Site. Grace and others have also received and responded to formal inquiries from the United States Government in connection with the environmental damages allegedly resulting from the jet fuel leaks. KPP's subsidiaries voluntarily responded to an invitation from the Government to provide information indicating that they do not own the pipeline. In connection with a court-ordered mediation between Grace and KPP's subsidiaries, the Government advised the parties in April 1999 that it has identified two spill areas that it believes to be related to the pipeline that is the subject of the Grace suit. The Government at that time advised the parties that it believed it had incurred costs of approximately $34 million, and expected in the future to incur costs of approximately $55 million, for remediation of one of the spill areas. This amount was not intended to be a final accounting of costs or to include all categories of costs. The Government also advised the parties that it could not at that time allocate its costs attributable to the second spill area.

       By letter dated July 26, 2001, the United States Department of Justice
       (DOJ) advised ST Services that the Government intends to seek reimbursement from ST Services under the Massachusetts Oil and Hazardous Material Release Prevention and Response Act and the Declaratory Judgment Act for the Government's response costs at the two spill areas discussed above. The DOJ relied in part on the judgment by the Texas state court that, in the view of the DOJ, held that ST Services was the current owner of the pipeline and the successor-in-interest of the prior owner and operator. The Government advised ST Services that it believes it has incurred costs exceeding $40 million, and expects to incur future costs exceeding an additional $22 million, for remediation of the two spill areas. KPP believes that its subsidiaries have substantial defenses. ST Services responded to the DOJ on September 6, 2001, contesting the Government's positions and declining to reimburse any response costs. The DOJ has not filed a lawsuit against ST Services seeking cost recovery for its environmental investigation and response costs.

                                                                     (Continued)

                           KANEB PIPE LINE COMPANY LLC
                                AND SUBSIDIARIES

                       Notes to Consolidated Balance Sheet

                                December 31, 2001


       On April 7, 2000, a fuel oil pipeline in Maryland owned by Potomac Electric Power Company (PEPCO) ruptured. The pipeline was operated by a partnership of which ST Services is general partner. PEPCO has reported that it expects to incur total cleanup costs of $70 million to $75 million. Since May 2000, ST Services has provisionally contributed a minority share of the cleanup expense, which has been funded by ST Services' insurance carriers. KPP and PEPCO have not, however, reached a final agreement regarding our proportionate responsibility for this cleanup effort and have reserved all rights to assert claims for contribution against each other. KPP cannot predict the amount, if any, that ultimately may be determined to be ST Services' share of the remediation expense, but it believes that such amount will be covered by insurance and will not materially adversely affect KPP's financial condition.

       As a result of the rupture, purported class actions have been filed against PEPCO and ST Services in federal and state court in Maryland by property and/or business owners alleging damages in unspecified amounts under various theories, including under the Oil Pollution Act (OPA). The court consolidated all of these cases in a case styled as In re Swanson Creek Oil Spill Litigation. The trial judge recently granted preliminary approval of a $2,250,000 class settlement, with ST Services and PEPCO each contributing half of the settlement fund. Notice of the proposed settlement will be sent to putative class members and putative class members have until March 26, 2002 to opt out. ST Services or PEPCO can void the settlement if too many putative class members opt out and elect to pursue separate litigation. A hearing on final settlement will be held on April 15, 2002. If the settlement is finally approved, this litigation should be concluded in 2002. It is expected that most class members will elect to participate in the class settlement, but it is possible that even if the In re Swanson Creek Oil Spill Litigation settlement becomes final, ST Services may still face litigation from opt-out plaintiffs. ST Services' insurance carriers have assumed the defense of these actions. While KPP cannot predict the amount, if any, of any liability it may have in these suits, it believes that such amounts will be covered by insurance and that these actions will not have a material adverse effect on our financial condition.

       PEPCO and ST Services have agreed with the State of Maryland to pay costs of assessing natural resource damages arising from the Swanson Creek oil spill under OPA, but they cannot predict at this time the amount of any damages that may be claimed by Maryland. KPP believes that both the assessment costs and such damages are covered by insurance and will not materially adversely affect KPP's financial condition.

       The U.S. Department of Transportation (DOT) has issued a Notice of Proposed Violation to PEPCO and ST Services alleging violations over several years of pipeline safety regulations and proposing a civil penalty of $674,000. ST Services and PEPCO have contested the DOT allegations and the proposed penalty. A hearing was held before the DOT in late 2001, and ST Services anticipates that the DOT will rule during the first quarter of 2002. In addition, by letter dated January 4, 2002, the Attorney General's Office for the State of Maryland advised ST Services that it plans to exercise its right to seek penalties from ST Services in connection with the April 7, 2000 spill. The ultimate amount of any penalty attributable to ST Services cannot be determined at this time, but KPP believes that this matter will not have a material adverse effect on its financial condition.

                                                                     (Continued)

                           KANEB PIPE LINE COMPANY LLC
                                AND SUBSIDIARIES

                       Notes to Consolidated Balance Sheet

                                December 31, 2001



       The Company, primarily KPP, has other contingent liabilities resulting from litigation, claims and commitments incident to the ordinary course of business. Management believes, based on the advice of counsel, that the ultimate resolution of such contingencies will not have a materially adverse effect on the financial position of the Company.

(7)    RELATED-PARTY TRANSACTIONS

       KSL is entitled to reimbursement of all direct and indirect costs related to the business activities of the Company. These costs include compensation and benefits for officers and employees of the Company and KSL, insurance premiums, general and administrative costs, tax information and reporting costs, legal and audit fees. Additionally, the Company participates in the KSL defined contribution benefit plan which covers substantially all domestic employees and provides for varying levels of employer matching.

(8)    FAIR VALUE OF FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

       The estimated fair value of cash equivalents, accounts receivable, and accounts payable approximates their carrying value due to the relatively short period to maturity of these instruments. The carrying value of bank borrowings approximates fair value as the outstanding borrowings bear interest at current market rates. The Company has no derivative financial instruments at December 31, 2001.

       The Company does not believe that it has a significant concentration of credit risk at December 31, 2001, as its accounts receivable are generated from three business segments with customers located throughout the United States and the United Kingdom.

(9)    SUBSEQUENT EVENTS (UNAUDITED)

       In January of 2002, KPP issued 1.25 million limited partnership units in a public offering at $41.65 per unit, generating approximately $49.7 million in net proceeds. The proceeds were used to reduce the amount of indebtedness outstanding under KPP's $275 million revolving credit facility.

       In February 2002, KPOP issued $250 million of 7.75% senior unsecured notes due February 15, 2012. The net proceeds from the public offering, $248.2 million, were used to repay the $188.9 million outstanding under the $275 million revolving credit agreement and to partially fund the acquisition of all of the liquids terminaling subsidiaries of Statia Terminals Group NV (Statia).

       On February 28, 2002, KPP acquired Statia for approximately $194 million in cash. The acquired Statia subsidiaries have approximately $107 million in outstanding debt, including $101 million of 11.75% notes due in November 2003. The cash portion of the purchase price was funded by KPP's $275 million revolving credit agreement and proceeds from KPOP's February 2002 public debt offering. On March 1, 2002, KPP announced that it had commenced the procedure to redeem all of Statia's 11.75% notes at 102.938% of the principal amount, plus accrued interest. The redemption is expected to be funded by KPP's $275 million revolving credit facility.